QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

Certification of Chief Financial Officer of
Advance America, Cash Advance Centers, Inc.
Pursuant to 18 U.S.C. Section 1350
(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

        The undersigned Chief Financial Officer of Advance America, Cash Advance Centers, Inc. ("Advance America") hereby certifies that:

1.
Advance America's Annual Report on Form 10-K for the period ended December 31, 2004, to which this certification is attached as an exhibit (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Advance America.

/s/ John I. Hill John I. Hill Chief Financial Officer

March 30, 2005

QuickLinks

  Exhibit 32.2
Certification of Chief Financial Officer of Advance America, Cash Advance Centers, Inc. Pursuant to 18 U.S.C. Section 1350 (Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)